UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 16, 2003

GATX Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-8319 (Commission file number)	94-1661392 (I.R.S. employer identification number)

500 West Monroe Street,
Chicago, Illinois 60661-3676
(Address of principal executive offices)

Registrant’s telephone number, including area code (312) 621-6200

Item 5. Other Events.

On June 16, 2003, GATX Financial Corporation entered into a Credit Agreement for a $120,000,000 three-year credit facility.

Item 7. Financial Statements and Exhibits

99	$120,000,000.00 Credit Agreement dated June 16, 2003 among GATX Financial Corporation, the lenders listed therein, Citicorp, USA Inc. as Administrative Agent, J.P. Morgan Chase Bank as Syndication Agent, and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Bookrunners submitted to the SEC along with the electronic submission of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX FINANCIAL CORPORATION

(Registrant)

/s/ Brian A. Kenney

Brian A. Kenney Senior Vice President and Chief Financial Officer (Duly Authorized Officer)

Date: June 18, 2003